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                                                                   EXHIBIT 23.03

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-81791 on Form S-3; Registration Statement No. 333-104504 on Form S-3; and Registration Statement No. 333-106011 on Form S-4 of our report dated February 27, 2004 (which expresses an unqualified opinion based upon our audits and includes an emphasis of a matter paragraph related to the adoption of Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations," effective January 1, 2003 and Derivatives Implementation Group Issue No. C20, "Scope Exceptions: Interpretation of the Meaning of Not Clearly and Closely Related in Paragraph 10-(b) Regarding Contracts with a Price Adjustment Feature" effective October 1, 2003), appearing in this Annual Report on Form 10-K of Public Service Company of Colorado for the year ended December 31, 2003.

/S/ DELOITTE & TOUCHE LLP
Denver, Colorado
March 16, 2004